Exhibit 2

Westpac Banking Corporation ABN 33 007 457 141 Westpac 2010 August Update and Pillar 3 Report 23 August 2010

2 Another solid quarter Australian operating environment continues to improve although global uncertainty remains Solid third quarter, cash earnings of around $1.4bn Growing assets/deposits broadly in line with system, margin decline slowing as expected Completed funding needs for the year Strengthened Tier 1 capital ratio, up from 8.6% to 8.9% Asset quality stabilised, impairment charges easing further The Westpac Group August 2010 Update

Good business momentum 3 The Westpac Group August 2010 Update 3Q10 Mvt Comments Australian mortgages $6.6bn In line with system for the quarter Proportion of mortgages via proprietary channels averaged 65% for the quarter up from 56% (1H10 avg) Australian business lending Institutional Commercial & SME1 -$2.8bn $0.4bn Institutional lower as de-gearing continues. Of this decline, $1.5bn relates to property Commercial and SME lending beginning to improve, with a solid pipeline New Zealand lending (NZ$) $0.2bn Growing ahead of system Total customer deposits $4.1bn Australian household deposits grew in line with the banking system for quarter. Most growth in on-line and savings accounts BT Wrap/Asgard platform net FUA flows $1bn2 Number one position for March quarter (36% share of flow) 1. Commercial & SME includes St.George Bank and Westpac Retail & Business Banking. 2. Flows for the March 2010 quarter.

Solid customer metrics 4 The Westpac Group August 2010 Update Business unit Performance Westpac Retail & Business Banking Net promoter score results mixed, with improving business yet softer consumer Strong customer retention Good cross sell, with increasing products per customer St.George Bank Improving net promoter scores and leading the major banks across all key segments Strong customer retention Improving cross sell metrics, particularly wealth and insurance Institutional Bank No.1 in Lead Bank1 No.1 in Relationship Strength Index1 No.1 in Customer Satisfaction1 Westpac New Zealand Net promoter scores improving but remain at the lower end of peers Solid and improving cross sell and improving market share 1. Peter Lee Large Corporate and Institutional Relationship Banking survey results Australia, 2009-10.

5 3Q10 Cash earnings around $1.4bn Income trends Treasury and Markets related income lower but still solid Good wealth flows although weaker investment markets has led to lower income Westpac RBB and St.George revenues beginning to improve Expenses Expenses and investment well managed, with spending modestly higher than the average of first two quarters Impairment charges 3Q10 impairment charge of around $0.3bn. Decline over prior quarters broadly spread across business units No change to economic overlays Tax Effective tax rate similar to 1H10 rate of 30% The Westpac Group August 2010 Update

Margin decline slowing 6 The Westpac Group August 2010 Update Reported margins for 3Q10 down 2 basis points to 2.17% Volatility in reported margins due principally to net interest income from Treasury and Markets In 3Q10, reported margins were negatively impacted by the amortisation schedule of merger fair value adjustments Lower 3Q10 margins, excluding Treasury, Markets and fair value adjustments, although rate of decline is moderating. Margins impacted by: Mix impacts as low spread products, such as mortgages and on-line deposits, grow faster than the portfolio average Higher funding costs, particularly customer deposits Net interest margins (%) 1 1 Prior to the merger with St.George. Fair value adjustments were established as part of the merger accounting for St.George at 17 November 2008. Each category of these adjustments are amortised through the Income Statements over periods of up to 5 years. The impact of this amortisation between 2Q10 and 3Q10 was negative $25m. 2

7 Completed wholesale funding needs for the year The Westpac Group August 2010 Update Raised $40bn in wholesale term funding year to date with an average maturity of 4.7 years Stable funding ratio1 of 78% Strong liquidity position maintained Westpac continues to tap markets when conditions are favourable In managing funding, the Group typically seeks to satisfy its funding needs 6 months in advance Currently expect to raise a similar amount of term wholesale funding in 2011 as in 2010 Westpac 2010 year-to-date wholesale term funding raised ($bn) Westpac’s definition of Stable Funding includes equity, customer deposits, term funding with a residual maturity greater than one year and securitisation.

8 Stressed exposures stabilised Stressed exposures to TCE little changed at 314 bps Continue to focus on working through existing exposures Small number of new large stressed facilities. Most new stress emerging from smaller entities Downgrades from watchlist & substandard to impaired continue Impaired assets up $100m over 3Q10 with facilities downgraded offset by write-offs The Westpac Group August 2010 Update Stressed exposures as a % of TCE1 1. TCE is Total Committed Exposure.

Asset quality a key strength 9 The Westpac Group August 2010 Update Key mortgage statistics June 2010 90 day+ delinquencies 44 bps First home buyer 90 day+ delinquencies around 10 basis points lower than portfolio average Australian properties in possession 290 compared to 282 at March 2010 and 294 at March 2009 55% of Australian mortgage customers ahead on repayments Key asset quality metrics June 10 Impaired assets to gross loans 91bps Collectively assessed provisions to credit RWA 152 bps Impairment provisions to impaired assets 37% Commercial property portfolio1 to total TCE 7.8% Commercial property portfolio down from a peak of over 10%. Represents movement since 1H10

10 Capital position remains strong Strong Tier 1 ratio at 8.9% Tier 1 impact from St.George advanced accreditation +33 bps lower RWA - 15 bps higher capital deductions 85 bps in additional hybrid capacity Total regulatory capital ratio little changed from higher deductions and the removal of GRCL (following St.George’s transition to advanced accreditation) Key capital ratios 1H10 Jun 10 Tier 1 ratio (%) 8.6 8.9 Tier 1 ratio (FSA basis) (%) 11.4 12.2 Total capital ratio (%) 10.8 10.8 Fundamental capital ratio (%) 7.1% 7.3% Risk weighted assets ($bn) 290.1 283.6 Tier 1 Capital (%) The Westpac Group August 2010 Update

Westpac Banking Corporation ABN 33 007 457 141 Additional slides

12 Key points from the June Pillar 3 Report Key impacts of St.George advanced accreditation Comments Exposure at default up $22.2bn St.George undrawn commitments are fully recognised under the advanced measurement methodology. This change led to a 3.6% rise in EAD Regulatory expected loss up $2.1bn Most of the rise due to St.George achieving advanced accreditation, while the non-defaulted regulatory expected loss increased $1bn Standardised EAD down $128.5bn Reduced standardised risk weighted assets by $75.2bn Mortgage EAD up $97.1bn Added $16.9bn to mortgage risk weighted assets Corporate EAD up $11.4bn Added $10.9bn to Corporate RWA Business EAD up $15.8bn Added $12.9bn to Business RWA Specialised lending EAD up $17.4bn Added $18.7bn to specialised lending RWA Impaired specialised lending increased $1bn. This represents a reclassification of impaired loans that were previously reflected in the standardised asset category The impaired coverage ratio has declined due to lower provisions on the St.George facilities. These facilities have high levels of security and hence less provisions have been required The Westpac Group August 2010 Update The key feature of Westpac’s Pillar 3 report for June 2010, has been the transition of the St.George portfolios from a standardised Basel II approach to the advanced measurement processes Receiving advanced accreditation for the St.George portfolios has the following major impacts: St.George assets, previously reported as ‘standardised’ are now recorded under the various asset classes Using advanced methodologies for the St.George portfolio has led to a $10bn fall in risk weighted assets (4.1% decline) Other non-credit related risk weighted assets have been determined for interest rate risk in the banking book and operational risk The previously calculated General Reserve for Credit Losses for St.George is no longer included in Tier 2 capital

Key movements in risk weighted assets 13 The Westpac Group August 2010 Update Risk Weighted Assets (RWA) ($bn) Mar-10 Proforma Impact of St.George advanced accred Portfolio changes June-10 Corporate 46.9 10.9 2.5 60.3 Business Lending 29.9 13.0 0.5 43.4 Sovereign 0.5 0 0.2 0.7 Bank 3.6 0.1 0.4 4.1 Residual Mortgages 38.8 16.8 1.1 56.7 Australian Credit Cards 4.9 1.4 0.1 6.4 Other Retail 4.2 3.4 0.1 7.7 Small Business 3.1 0 0.1 3.2 Specialised lending 29.1 18.7 0 47.8 Securitisation 5.5 0.7 -1.0 5.2 Standardised 79.9 -75.2 1.2 5.9 Total credit RWA 246.4 -10.2 5.2 241.4 Equity Risk 1.0 - 0.3 1.3 Market risk 6.7 - -1.3 5.4 Operational risk 22.6 -3.3 - 19.3 Interest Rate Risk in the Banking Book 10.6 2.7 -0.9 12.4 Other 2.8 - 1.0 3.8 Total RWA 290.1 -10.8 4.3 283.6

14 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (“Westpac”) and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Presentation of financial information Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Refer to Westpac’s Interim 2010 Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2010 available at www.westpac.com.au /investorcentre (‘Profit Announcement’) for details of the basis of preparation of cash earnings. Disclosure regarding forward-looking statements This presentation contains statements that constitute ‘future matters’ within the meaning of Section 728(2) of the Corporations Act 2001 and/or ‘forward- looking statements’ within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Principal risks and uncertainties’ in Westpac’s 2010 Interim Financial Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. Disclaimer The Westpac Group August 2010 Update